Exhibit 99.1

For Immediate Release

Builders FirstSource Announces Planned CEO and CFO Transition

Chief Executive Officer Dave Rush to Retire

Peter Jackson Named Chief Executive Officer

Pete Beckmann Named Chief Financial Officer

September 19, 2024 (Irving, TX) – Builders FirstSource, Inc. (NYSE: BLDR) announced today that as part of a planned succession, its Board of Directors has named Peter Jackson, Chief Financial Officer, as the Company’s next President & Chief Executive Officer and member of its Board of Directors, effective November 6, 2024. Mr. Jackson will succeed Dave Rush, who has served as CEO since November 2022 and is retiring after 25 years of dedicated service to the Company. Mr. Rush will remain on the Builders FirstSource Board of Directors and continue as a special advisor to ensure a smooth transition.

Mr. Jackson has nearly 30 years of leadership experience, including 17 years in building products and 7 years with Builders FirstSource. Throughout his career, he has demonstrated consistent ability to engage and inspire people, enhance organizations, and strategically deploy capital to drive value. As CFO of Builders FirstSource, Mr. Jackson has been instrumental in the development, execution and achievement of its growth strategy, including overseeing capital allocation and M&A, leading digital transformation and architecting the business intelligence platform, setting the stage for future success.

Pete Beckmann, Senior Vice President, Financial Planning & Analysis, will succeed Mr. Jackson as Chief Financial Officer. Mr. Beckmann has been with Builders FirstSource and legacy companies since 1999, serving in finance roles of increasing responsibility. In his current position, he is the lead financial partner to operations, supporting all levels of the enterprise, including reporting and analysis, short- and long-term forecasting, strategic and annual planning and capital investment analysis.

Paul Levy, Chair of the Board of Directors, said, “Peter’s appointment as the Company’s next CEO underscores the Board’s steadfast commitment to excellence in our leadership team, and is the result of a thoughtful succession planning process. Peter is a dynamic and innovative leader who has had wide-ranging impact on Builders FirstSource. He brings a strategic, operational, and finance-oriented mindset to his new role, as well as a deep understanding of our history, mission and strategy. As a respected industry leader across the Company by our team members, customers, and the investment community, Peter is the perfect choice to lead Builders FirstSource into our next phase of profitable growth.”

Mr. Levy added, “The Board truly appreciates everything Dave has done for Builders FirstSource over his 25 years with the Company. An authentic leader, Dave has been instrumental in our steadfast growth and outperformance. Given his deep industry knowledge, he will continue serving the organization on the Board of Directors and in an advisory role to support the team as needed. His contributions are notable, and his legacy will continue to inspire each of us.”

Mr. Rush commented, “It has been a true honor serving Builders FirstSource. I am most proud of the culture we have created and the opportunity for our dedicated and hardworking people to excel. My thanks to Paul and the Board for their belief and trust in me. In Peter, we have a leader with deep experience and a proven track record of value creation. One of my first priorities as CEO was to make sure we had in place a succession plan that kept the Company well positioned to execute our strategies and continue to build shareholder value. I am confident that Peter is the ideal choice to lead us in the next phase of our journey.”

Mr. Jackson added, “I am humbled and honored to be selected as the next CEO of Builders FirstSource. I look forward to building on our tremendous foundation and the strong legacy that Dave and our past leaders have established. Further, I’m thrilled that Pete is stepping into the role of CFO. He has a proven track record as a finance leader, and I look forward to continuing to partner with him to deliver exceptional results and compounding shareholder value.”

About Builders FirstSource

Headquartered in Irving, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery, and installation of a full range of structural and related building products. We operate in 43 states with approximately 570 locations and have a market presence in 48 of the top 50 and 90 of the top 100 MSAs, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (some of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork, and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other specialty building products. www.bldr.com

Forward-Looking Statements

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about future results, performance, strategies and plans may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results or events may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control or may be currently unknown to the Company, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements; such risks or uncertainties include those related to the Company’s growth strategies, including acquisitions, organic growth and digital strategies, or the dependence of the Company’s revenues and operating results on, among other things, the homebuilding industry and, to a lesser extent, repair and remodel activity, which in each case is dependent on economic conditions, including inflation, interest rates, consumer confidence, labor and supply shortages, and also lumber and other commodity prices. Builders FirstSource may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports Builders FirstSource files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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Contact:

Heather Kos

SVP, Investor Relations

Builders FirstSource, Inc.

investorrelations@bldr.com